UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

U.S. STEM CELL, INC.

Florida	001-33718	65-0945967
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

13794 NW 4th Street, Suite 212, Sunrise, Florida	33325
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(954) 835-1500

Bioheart, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to U.S. Stem Cell, Inc., unless the context requires otherwise.

Item 1.01     Entry into Material Definitive Agreement

Securities Purchase Agreement and Convertible Note

On December 3, 2015, (the “Closing Date”), U.S. Stem Cell, Inc., a Florida corporation (the “Company”), entered into a securities purchase agreement dated as of the Closing Date (the “Purchase Agreement”) with Magna Equities II, LLC, a New York limited liability company (“Magna”).  The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Magna shall purchase from the Company on the Closing Date a senior convertible note with an initial principal amount of $262,500 (the “Convertible Note”).  Pursuant to the Purchase Agreement, on the Closing Date, the Company issued the Convertible Note to Magna.

The Convertible Note matures on December 3, 2016 and accrues interest at the rate of 12% per annum. The Convertible Note is convertible at any time, in whole or in part, at Magna’s option into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a fixed conversion price of the lesser of (A) the product of (x) the lowest sale price of the Common Stock during the five (5) consecutive Trading Days ending and including the Trading Day immediately preceding the applicable Conversion Date and (y) sixty percent (60%), and (B) $0.70 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). At no time will Magna be entitled to convert any portion of the Convertible Note to the extent that after such conversion, Magna (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock as of such date. The Convertible Note includes “full ratchet” and standard anti-dilution protection.

The Convertible Note includes customary event of default provisions, and provides for a default interest rate of 18%. Upon the occurrence of an event of default, Magna may require the Company to pay in cash the “Event of Default Redemption Price” which is defined in the Convertible Note to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 140% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 140% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under this provision.

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Note in cash at a price equal to 140% of the total amount of the Convertible Note then outstanding.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Company also agreed to pay reasonable attorneys’ fees and expenses incurred by Magna in connection with the transaction. The Purchase Agreement also provides for indemnification of Magna and its affiliates in the event that Magna incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

The issuance of the Convertible Note to Magna under the Purchase Agreement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  The Company made this determination based on the representations of Magna that Magna is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

In addition to the above, on the Current Report on Form 8-K filed on October 2, 2015, the Company reported that the Company entered into a senior convertible Note having initial principal amount of $160,000 (the “Original Convertible Note”) for the benefit of Magna. On December 3, 2015, the Convertible Note was amended and restated to reflect a final principal amount of $110,000 (the “Amended and Restated Senior Convertible Note”). The foregoing descriptions of the Amended and Restated Senior Convertible Note  is qualified in their entirety by reference to the provisions of the Amended and Restated Senior Convertible Note  filed as exhibit 4.2 to this Report, which is incorporated herein by reference.

This Current Report on Form 8-K (this “Report”) is neither an offer to sell nor the solicitation of an offer to buy any securities.  The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and Magna also entered into a registration rights agreement dated as of the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Registration Statement”) with the SEC to register the resale of the Common Stock into which the Convertible Note may be converted (the “Filing Deadline”) and have it declared effective at the earlier of (i) the 120th calendar day after the Closing Date and (ii) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”).

If at any time all of the shares of Common Stock underlying the Convertible Note are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional Registration Statements so as to cover all of the shares of Common Stock underlying the Convertible Note not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify Magna from certain liabilities and fees and expenses of Magna incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities. Magna has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by Magna to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

The foregoing descriptions of the Purchase Agreement, the Convertible Note and the Registration Rights Agreement are qualified in their entirety by reference to the provisions of the Convertible Note, the Purchase Agreement, and the Registration Rights Agreement filed as exhibits 4.1, 10.1 and 10.2 to this Report, respectively, which are incorporated herein by reference.

Item 2.03     Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Item 8.01     Other Events

On December 4, 2015, the Company issued a press release announcing the issuance of the Convertible Note to Magna, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)           Exhibits

4.1	Form of Senior Convertible Note dated December 3, 2015.

4.2	Form of Amended and Restated Senior Convertible Note dated December 3, 2015

10.1	Form of Securities Purchase Agreement, dated as of December 3, 2015, by and between Magna Holdings II, LLC and U.S. Stem Cell, Inc.

10.2	Form of Registration Rights Agreement, dated as of December 3, 2015, by and between Magna Holdings II, LLC and U.S. Stem Cell, Inc.

99.1	Press Release dated December 4, 2105.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. Stem Cell, Inc.
(Registrant)

Date: December 4, 2015	By:	/s/ Mike Tomas
Mike Tomas
Chief Executive Officer